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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Antigenics Inc.:

We consent to the incorporation by reference in the registration statements on Form S-8 (File Nos. 333-40440, 333-40442, 333-50434 and 333-69580) and on Form
S-3 (File Nos. 333-56948, 333-69582 and 333-74002) of Antigenics Inc. of our
report dated February 19, 2002, with respect to the consolidated balance sheets of Antigenics Inc. and subsidiaries as of December 31, 2000 and 2001, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2001, and to the reference to our firm under the heading "Selected Consolidated Financial Data," which report and reference appear in the December 31, 2001 annual report on Form 10-K of Antigenics Inc. Our report refers to a change in accounting for purchase method business combinations completed after June 30, 2001.

/S/ KPMG LLP

Short Hills, New Jersey
March 27, 2002